Exhibit 99

Form 144 – Securities to be Sold

Issuer:  Materialise N.V.

Person for Whose Account the Securities are to be Sold:  Idem, a Belgium civil partnership

Title of the Class	Date you Acquired	Nature of the Acquisition Transaction	Name of Person from Whom Acquired	Is this a Gift?	Date Donor Acquired	Amount of Securities Acquired	Date of Payment	Nature of Payment
Ordinary Shares, no nominal value per share	3/6/2025	Open Market Purchase	Open Market	No		21,036	3/6/2025	Cash
Ordinary Shares, no nominal value per share	3/10/2025	Open Market Purchase	Open Market	No		34,902	3/10/2025	Cash
Ordinary Shares, no nominal value per share	3/13/2025	Open Market Purchase	Open Market	No		5,220	3/13/2025	Cash
Ordinary Shares, no nominal value per share	10/31/2025	Open Market Purchase	Open Market	No		33,204	10/31/2025	Cash
Ordinary Shares, no nominal value per share	11/3/2025	Open Market Purchase	Open Market	No		6,822	11/3/2025	Cash
Ordinary Shares, no nominal value per share	11/4/2025	Open Market Purchase	Open Market	No		9,110	11/4/2025	Cash
Ordinary Shares, no nominal value per share	11/5/2025	Open Market Purchase	Open Market	No		14,454	11/5/2025	Cash
Ordinary Shares, no nominal value per share	11/6/2025	Open Market Purchase	Open Market	No		19,466	11/6/2025	Cash

Ordinary Shares, no nominal value per share	11/7/2025	Open Market Purchase	Open Market	No	10,386	11/7/2025	Cash
Ordinary Shares, no nominal value per share	11/10/2025	Open Market Purchase	Open Market	No	11,485	11/10/2025	Cash
Ordinary Shares, no nominal value per share	11/11/2025	Open Market Purchase	Open Market	No	15,605	11/11/2025	Cash
Ordinary Shares, no nominal value per share	11/12/2025	Open Market Purchase	Open Market	No	12,134	11/12/2025	Cash
Ordinary Shares, no nominal value per share	11/13/2025	Open Market Purchase	Open Market	No	14,355	11/13/2025	Cash
Ordinary Shares, no nominal value per share	11/14/2025	Open Market Purchase	Open Market	No	18,783	11/14/2025	Cash
Ordinary Shares, no nominal value per share	11/17/2025	Open Market Purchase	Open Market	No	12,164	11/17/2025	Cash